Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference of our firm under the captions "Summary Financial Information" and "Experts" in the Registration Statement (Form S-2) and related Prospectus of Power Spectra, Inc. for the registration of 16,525,998 shares of its common stock and to the incorporation by reference therein of our report dated February 17, 1995 (except for Note 3, as to which the date is April 7, 1995), with respect to the financial statements of Power Spectra, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                    Ernst & Young LLP

San Jose, California
February 5, 1998

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